5,000,000 Units

Aquasition Corp.

UNDERWRITING AGREEMENT

October ___, 2012

Lazard Capital Markets LL

30 Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

Aquasition Corp., a corporation formed pursuant to the laws of the Republic of the Marshall Islands (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I of this agreement (this “Agreement”), for whom Lazard Capital Markets LLC (“LCM”) is acting as representative (the “Representative”), an aggregate of 5,000,000 units (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. The respective amounts of Firm Units to be so purchased by each of the several Underwriters are set forth opposite their respective names in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option (the “Over-allotment Option”), an aggregate of up to 750,000 additional units of the Company (the “Option Units”) as set forth below. The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).

The Company also proposes to issue and sell to the Representative (and/or their designees) an option (the “Representative Purchase Option”) to purchase an aggregate of 250,000 units (the “Representative Units”) for an aggregate purchase price of $100. Each Representative Unit shall consist of one share of Common Stock and one warrant that is identical to the Warrants (the “Representative Warrants”). The Representative Purchase Option, the Representative Units, the shares of Common Stock and the Representative Warrants included in the Representative Units and the shares of Common Stock issuable upon exercise of the Representative Warrants are hereinafter referred to, collectively, as the “Representative Securities.”

LCM has advised the Company, respectively, (a) that it is authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if LCM elects to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Units,” and the offering and sale of such Units contemplated by this Agreement is hereinafter referred to as the “Offering.” The Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to, collectively, as the “Public Securities.” The Public Securities and the Representative Securities are hereinafter referred to, collectively, as the “Securities.”

Aqua Investment Corp., the Company’s sole stockholder immediately prior to the Offering (the “Initial Stockholder”), and the Company’s officers, directors and persons who control the Initial Stockholder (collectively with the Initial Stockholder, the “Founders”) purchased from the Company pursuant to the Placement Unit Purchase Agreement (as defined herein) an aggregate of 305,250 units identical to the Units (the “Placement Units”) at a purchase price of $10.00 per Placement Unit in a private placement that occurred immediately prior to the entering into of this Agreement (the “Private Placement”). The Placement Units, the shares of Common Stock issuable upon exercise of the Placement Units, the warrants issuable upon exercise of the Placement Units (the “Placement Warrants”) and the shares of Common Stock issuable upon exercise of the Placement Warrants hereinafter referred to collectively as the “Placement Securities.”

The Representative Purchase Option, the Warrant Agreement, the Placement Unit Purchase Agreement, the Escrow Agreement, the Services Agreement, the Registration Rights Agreement and the Trust Agreement (each as defined herein), are collectively referred to as the “Transaction Agreements.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.           Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined below), as of the Closing Date (as defined below) and as of each Option Closing Date (as defined below), if any, as follows:

(a)          A registration statement on Form F-1 (File No. 333-180571) with respect to the Units, the shares of Common Stock included in the Units, and the Warrants has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. Such registration statement originally filed with the Commission on April 4, 2012, as amended by any amendments thereto and together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”). “Prospectus” means the form of prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. The preliminary prospectus included in the Registration Statement as of the Applicable Time is herein referred to as the “Preliminary Prospectus.” Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the Offering by the Underwriters. The Company has filed with the Commission a Form 8-A (File Number 001-[•]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Securities. The Public Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Capital Market (the “NasdaqCM”), and the Company knows of no reason or set of facts which is likely to adversely affect such authorization.

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(b)          As of the Applicable Time and as of the Closing Date or any Option Closing Date, as the case may be, the Preliminary Prospectus and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is the Underwriters’ Information (as defined in Section 11 of this Agreement). The Company has not prepared or used and will not prepare or use a “free writing prospectus” as defined in Rule 405 under the Act, in connection with the offering of any of the Securities. As used in this Agreement, “Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

(c)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no subsidiaries, direct or indirect. The Company is duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business requires such qualification except for any jurisdiction where the failure to be so qualified would not be reasonably expected to either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).

(d)          The Company had, at the date or dates indicated, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Based on the assumptions stated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will have on the Closing Date or any Option Closing Date, the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the Effective Date, on the Closing Date and on any Option Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

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(e)          All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement (including, without limitation, the Placement Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the Founders, exempt from such registration requirements.

(f)          The Securities and the Placement Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and the Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities and the Placement Securities has been duly and validly taken. All of the Securities and the Placement Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the certificates for the shares of Common Stock complies with the laws of the Republic of the Marshall Islands.

(g)          When paid for and issued, the Representative Purchase Option, the Representative Warrants, and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefore, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative Purchase Option, the Representative Warrants, and Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The shares of Common Stock issuable upon exercise of the Warrants and the Representative Warrants have been reserved for issuance upon the exercise of the Warrants and the Representative Warrants and, when issued in accordance with the terms of the Warrants and the Representative Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The shares of Common Stock underlying the Warrants and the Representative Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representative Purchase Option, the Warrants and the Representative Warrants has been duly and validly taken.

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(h)          The Placement Units constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefore, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Units are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The shares of Common Stock issuable upon exercise of the Placement Units and the shares of Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Units and the Placement Warrants and, when issued in accordance with the terms of the Placement Units and the Placement Warrants, will be duly authorized, validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The shares of Common Stock underlying the Placement Units and the shares of Common Stock underlying the Placement Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Units has been duly and validly taken. The Company has received payment for the Placement Units.

(i)          Neither the filing of the Registration Statement nor the Offering gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company except for those rights provided for in the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Founders (the “Registration Rights Agreement”), the form of which is included as Exhibit 10.5 to the Registration Statement. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except for those rights provided for in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(j)          Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

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(k)          Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any state regulatory authority. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission. The Registration Statement complies as to form to, and the Prospectus and any amendments or supplements thereto will comply as to form to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is the Underwriters’ Information.

(l)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

(m)         The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply with the applicable accounting requirements of the Act and the Rules and Regulations and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

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(n)          Marcum LLP, who has certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(o)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p)          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act applicable to it. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which have been proposed which are not currently in effect or which will become applicable to the Company.

(q)          There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, pending or threatened against the Founders, or the Company’s officers, directors or special advisors, before any court or administrative agency or otherwise which if determined adversely to the Company would have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)           All leases of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus are valid and subsisting and in full force and effect.

(s)          Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any event or development in respect of the business or condition of the Company that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and no member of the Company’s management or board of directors has resigned from any position with the Company. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

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(t)          Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(u)          The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its Amended and Restated Articles of Incorporation or by-laws, (ii) in any material respect in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in any material respect in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets. The execution, delivery and performance of this Agreement and each of the Transaction Agreements, and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the Amended and Restated Articles of Incorporation or by-laws of the Company, (ii) in any material respect, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (iii) in any material respect, any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets.

(v)         The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and each of the Transaction Agreements have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company. On the Closing Date, each of the Transaction Agreements will have been duly executed and delivered by the Company and each Transaction Agreement will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as such enforceability is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.

(w)          Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and each of the Transaction Agreements, and the consummation of the transactions herein and therein contemplated (except for such additional steps as may be required by the Commission, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

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(x)          The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business.

(y)          Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in connection with the Offering.

(z)          The Company is not and, after giving effect to the Offering and the Private Placement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(aa)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)         Neither the Company nor any of the directors, employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(cc)         The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

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(dd)         Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)         The Company does not have a “pension plan” as defined the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

(ff)         Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders or special advisors (prior to the Offering).

(gg)         There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(hh)         Neither the Company nor the Founders nor any other person in each case acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii)         To the Company’s knowledge, all information contained in the director’s and officer’s questionnaires completed by the Founders and each of the Company’s directors, officers and special advisors and provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the Founders or any such officer, director or special advisor to become inaccurate and incorrect in any respect.

(jj)         There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or the Founders with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Founders, that may reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. None of the net proceeds of the Offering or the Private Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Acquisition Transaction”) and/or one or more other transactions after the Acquisition Transaction, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and other similar fees or expenses.

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(kk)         The Company has entered into a warrant agreement with respect to the Warrants, the Placement Warrants and the Representative Warrants with American Stock Transfer & Trust Company (the “Warrant Agreement”), which Warrant Agreement is substantially in the form of Exhibit 4.5 to the Registration Statement.

(ll)          The Company has entered into an Investment Management Trust Agreement (the “Trust Agreement”) with respect to certain proceeds of the Offering, which Trust Agreement is substantially in the form of Exhibit 10.2 to the Registration Statement.

(mm)       The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws) in the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letter”), pursuant to which the Founders have agreed to certain matters including, but not limited to, certain matters described as being agreed to by the Founders under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus.

(nn)         The Founders have executed and delivered an agreement (the “Placement Unit Purchase Agreement”), which agreement is substantially in the form of Exhibit 10.6 to the Registration Statement, pursuant to which the Founders, among other things, have purchased an aggregate of 305,250 Placement Units in the Private Placement. Pursuant to the Placement Units Purchase Agreement, (i) the proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Account (defined herein) in accordance with the terms of the Trust Agreement prior to the Closing Date, and (ii) the purchasers of the Placement Units have waived any and all rights and claims that they may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the shares of Common Stock issuable upon exercise of such Placement Units in the event that an Acquisition Transaction is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement.

(oo)         The Company and the Founders have entered into a securities escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company (the “Escrow Agent”), which Escrow Agreement is substantially in the form of Exhibit 10.3 to the Registration Statement. To the Company’s knowledge, the Escrow Agreement is enforceable against the Founders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Founders is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without prior written consent of the Representative.

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(pp)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no employee, officer, director or special advisor of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could reasonably be expected to materially affect his ability to be an employee, officer, director or special advisor of the Company.

(qq)         Upon delivery and payment for the Firm Units on the Closing Date and the filing of the Closing Report (as defined below) promptly thereafter, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(rr)         The Company does not have any specific Acquisition Transaction under consideration or contemplation and the Company has not, nor has anyone on its behalf, either directly or indirectly, contacted any potential target business or their Representative or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with the Company. The Company has not engaged or retained any agent or other representative to identify or locate any suitable target.

(ss)         The Company has not provided investors with any material information (including oral information other than oral information that is contained in Schedule II hereto) in connection with the offering of any of the Securities or the Placement Securities, other than information that is contained in the Preliminary Prospectus, Registration Statement, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any “road show” (as defined in Rule 433 under the Rules and Regulations) for the Offering.

(tt)         The Company is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). The Company (a) has not alone engaged in any Testing-the-Waters Communications and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Rules and Regulations.

(uu)         As of the Applicable Time, as of the Closing Date and as of any Option Closing Date, none of (A) the General Disclosure Package, (B) any individual free writing prospectus, when considered together with the General Disclosure Package, and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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2.           Purchase, Sale and Delivery of the Firm Units, the Option Units and the Representative Purchase Option.

(a)          On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.75 per Unit (the “Initial Purchase Price”) (which includes $0.25 per Unit purchased hereunder (the “Deferred Discount”) payable to the Underwriter upon consummation of an Acquisition Transaction, subject to Section 4(jj) hereof), the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to any adjustments as may be made in accordance with Section 12 hereof.

(b)          Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriter. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the Offering is priced after 4:00 p.m., New York time) or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.) Payment of $[ ], representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: $[ ] (including $[ ], representing the aggregate Deferred Discount without giving effect to the Over-allotment Option) shall be deposited by the Representative directly in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement, and the remaining $[ ] of the proceeds (representing $[ ] of the proceeds not required to be held in the Trust Account and $[ ] of offering expenses), shall be paid to the Company, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriter. The certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

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(c)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the Over-allotment Option to purchase the Option Units at the same price per Unit as is set forth in the first paragraph of this Section 2 with respect to the Firm Units. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by LCM to the Company which notice shall set forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by LCM but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by LCM in its sole discretion. The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriter. LCM may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the Over-allotment Option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $9.75 per Option Unit sold (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.

(d)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Representative (and/or their designees) on the Effective Date the Representative Purchase Option to purchase of an aggregate of 250,000 Representative Units for an aggregate purchase price of $100. The Representative Purchase Option, in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on the later of the consummation of an Acquisition Transaction and one year from the Effective Date and expiring on the earlier of the five-year anniversary of the Effective Date and the day immediately prior to the day on which the Company (including its predecessors and successors) has been dissolved, at an initial exercise price per Representative Unit of $12.50, which is equal to one hundred and ten percent (125%) of the initial public offering price of a Unit. The Representative understands and agrees that there are significant restrictions pursuant to Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) against transferring the Representative Purchase Option and the underlying Common Stock and Warrants during the first year after the Effective Date and by the Representative’s acceptance thereof shall agree that each will not, sell, transfer, assign, pledge or hypothecate the Representative Purchase Option, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Company’s initial public offering of Units, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery and payment for the Representative Purchase Option shall be made on the Closing Date. The Company shall deliver to each of the Representative, upon payment therefore, certificates for the Representative Purchase Option in the name or names and in such authorized denominations as the Representative may request.

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3.           Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that the Representative will act as the Representative for the Underwriters in the Offering in accordance with a Master Agreement Among Underwriters entered into by each of the Representative and the several other Underwriters.

4.           Covenants of the Company.

The Company covenants and agrees with the several Underwriters, and solely with respect to Section 4(b), the Underwriters covenant and agree with the Company, that:

(a)          The Company shall (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b)          The Company and each of the Underwriters shall not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act.

(c)          The Company shall advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)          The Company shall cooperate with the Representative in endeavoring to qualify the Public Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Public Securities.

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(e)          The Company shall deliver to, or upon the order of, the Representative, from time to time, as many copies of the Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, upon request, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(f)          The Company shall comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(g)          If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company promptly shall prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)          The Company shall make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representative in writing when such statement has been so made available unless such earnings statement is filed via EDGAR.

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(i)          Prior to the Closing Date, if requested, the Company shall furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)          Except for securities issued in the Private Placement, the Company hereby agrees that until the Company consummates an Acquisition Transaction, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock, which in any case participate in any manner in the Trust Account or which vote as a class with the Common Stock on an Acquisition Transaction.

(k)          The Company shall apply the net proceeds of the Offering and the Private Placement as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the Offering and the Private Placement and the application of the proceeds therefrom as may be required in accordance with the Act and the Rules and Regulations.

(l)          The Company shall maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants, as applicable.

(m)          The Company shall not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company until completion of the distribution of the Units in the Offering.

(n)          Until the Acquisition Transaction is consummated, or until such earlier time upon which the Company is required to be liquidated, the Company shall maintain the registration of the Public Securities under the provisions of the Exchange Act (except in connection with a going private transaction).

(o)          Until the Acquisition Transaction is consummated, or until such earlier time upon which the Company is required to be liquidated (or the Company ceases public reporting as a result of a going private transaction), the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the furnishing of such information on a Report of Foreign Private Issuer on Form 6-K or on Form 10-Q. The Form 6-K or 10-Q, as the case may be, shall include, at minimum, financial statements and a management’s discussion and analysis of financial results prepared in accordance with the requirements of Form 10-Q.

(p)          The Company shall not consummate an Acquisition Transaction with the Founders, or any entity which is affiliated with the Founders, without first obtaining an opinion from an independent investment banking firm that is a member of FINRA that such Acquisition Transaction is fair to the Company’s stockholders from a financial point of view.

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(q)          Except as described in the Registration Statement, General Disclosure Package and the Prospectus, the Company shall not pay the Initial Stockholder, any of the Company’s officers, directors or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an Acquisition Transaction; provided that the Initial Stockholder and such officers, directors and affiliates shall be entitled to reimbursement from the Company, subject to approval by the Board of Directors of the Company, for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an Acquisition Transaction pursuant to the services agreement between the Company and Seacrest Shipping Co. Ltd. (the “Services Agreement”), which Services Agreement is substantially in the form of Exhibit 10.4 to the Registration Statement.

(r)          The Company shall take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it and shall take such steps as are necessary to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act which have been proposed but which are not currently in effect upon the effectiveness of such provisions to the extent they are applicable to the Company.

(s)          For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, shall furnish to the Representative (i) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities, and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, in each such case subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.

(t)          For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall not take any action or actions which may prevent or disqualify the Company’s use of Form F-1 or S-1 (or other appropriate form) for the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants, under the Act (except in connection with a going private transaction).

(u)          In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company shall provide the following to FINRA, the Representative and Reed Smith LLP (counsel to the Underwriters) prior to the consummation of an Acquisition Transaction: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of the FINRA Manual. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file in connection with the Acquisition Transaction.

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(v)         The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)          The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 6-K or Form 8-K with the Commission (the “Closing Report”), which Closing Report shall contain the Company’s Audited Financial Statements. In addition, upon receipt of the proceeds from the sale of any Option Units after the Closing Date, the Company shall promptly file a second or amended Current Report on Form 6-K or Form 8-K with the Commission, which Report shall provide updated financial information to reflect the receipt of such additional proceeds.

At or prior to the commencement of separate trading of the Warrants and Common Stock, the Company shall promptly issue a press release and file a Current Report on Form 8-K announcing that separate trading of the Warrants and Common Stock will begin.

(x)          The Company shall advise FINRA if it is aware that any 5% or greater securityholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Units.

(y)          The Company shall, as set forth in the Trust Agreement and disclosed in the Prospectus, cause the proceeds of the Offering to be held in the Trust Account to be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. The Company shall not invest any of the proceeds of the Offering to be held in the Trust Account in any mutual fund that invests in mortgages or mortgage-backed securities (other than prime mortgages and mortgage-backed securities). The Company shall otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Acquisition Transaction) in a manner so that it will not become subject to the 1940 Act.

(z)          The Company shall seek to have all vendors, service providers (other than independent accountants), prospective target business or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. Furthermore, prior to the Closing Date, each officer and director of the Company shall execute an insider letter in the form attached hereto as Exhibit B (if any such officer or director shall not have executed such an insider letter prior to the date hereof).

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(aa)         The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Articles of Incorporation or by-laws.

(bb)         During the period prior to the Company’s initial Acquisition Transaction or liquidation, as the case may be, the Company agrees that interest earned on the Trust Account shall not be released except (i) to pay any taxes incurred by the Company; and (ii) amounts in the Trust Account in excess of $10.20 per Public Share (as defined below), or approximately $10.14 per public share in the event the over-allotment option is exercised in full), to be used for working capital and general corporate requirements.

(cc)         Notwithstanding the foregoing, if the Company is not a “foreign private issuer” under Rule 3b-4 of the Exchange Act and if the Company seeks stockholder approval of the initial Acquisition Transaction, prior to the consummation thereof, the Company may instruct the trustee under the Trust Agreement that amounts necessary to purchase up to 15% of the shares of Common Stock sold as part of the Units in the Offering (the “Public Shares” and the holder of such shares “Public Shareholder”) (750,000 shares, or 862,500 shares if the Over-allotment Option is exercised in full) at any time commencing two business days after the filing of a preliminary proxy statement for the Company’s initial Acquisition Transaction and ending on the business day immediately preceding the record date for the vote to approve such Acquisition Transaction (such purchases being referred to herein as “Open Market Purchases”) be released to the Company from the Trust Account. Such Open Market Purchases (i) may be made only in open market transactions at times when the Company is not in possession of material non-public information, (ii) may not be made during a restricted period under Regulation M under the Exchange Act and (iii) are intended to comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed an amount equal to (A) the aggregate amount then on deposit in the Trust Account divided by (B) the total number of Public Shares then outstanding. All Public Shares purchased in Open Market Purchases shall immediately be cancelled.

(dd)         The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Securities or Placement Securities outstanding from time to time.

(ee)         The Company shall use its best efforts to maintain the listing of the Public Securities on the NasdaqCM or a national securities exchange acceptable to the Representative for a period of at least three (3) years from the date of this Agreement, unless the Company fails to consummate an Acquisition Transaction and is required to liquidate its assets pursuant to its Amended and Restated Articles of Incorporation.

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(ff)         The Company may consummate the initial Acquisition Transaction and conduct redemptions of shares of Common Stock for cash upon consummation of such Acquisition Transaction without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Acquisition Transaction and the redemption rights as is required under the Commission’s proxy rules. The Company will provide each stockholder of the Company with the opportunity upon consummation of the initial Acquisition Transaction to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of the commencement of such tender offer plus interest accrued from the date of the commencement of such tender offer until two business days prior to the consummation of the Acquisition Transaction less franchise and income takes payable, divided by (B) the total number of Public Shares then outstanding (the “Tender Redemption Price”). The Company shall keep such tender offer open for at least 20 business days, in accordance with Rule 14e-1(a) of the Exchange Act. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Acquisition Transaction, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Acquisition Transaction to the Company’s stockholders for their approval (“Acquisition Transaction Vote”). With respect to the initial Acquisition Transaction Vote, if any, the Initial Stockholder has agreed to vote all of its shares of Common Stock and shares of Common Stock included in the Placement Units in accordance with the majority of the shares of Common Stock voted by the Public Stockholders. If the Company seeks stockholder approval of the initial Acquisition Transaction, the Company will offer to each Public Shareholder the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Vote Redemption Price”, and collectively with the Tender Redemption Price, the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Acquisition Transaction less franchise and income taxes payable, divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Acquisition Transaction, the Company may proceed with such Acquisition Transaction only if a majority of the shares voted are voted to approve such Acquisition Transaction. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Acquisition Transaction, shall be entitled to receive distributions from the Trust Account in connection with an initial Acquisition Transaction, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect an Acquisition Transaction by eighteen (18) months from the date of the consummation of the Offering (or twenty-four (24) months from the date of the consummation of the Offering if the Company executes a letter of intent, agreement in principle or definitive agreement relating to a proposed initial Acquisition Transaction before such 18-month period ends and such Acquisition Transaction has not yet been completed within such 24-month period), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account (including (a) the proceeds held in the Trust Account from the Offering and the Private Placement that are not released for Open Market Purchases, (b) the amount held in the Trust Account representing the Deferred Discount and (c) any interest income earned on the funds held in the Trust Account, less franchise and income taxes payable, that are not released to the Company to cover its operating expenses in accordance with Section 4(bb)), but net of any taxes payable, divided by the number of shares of Common Stock then outstanding, together with the contingent right to receive, in cash, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets, if any, and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate, subject in each case to the Company’s obligations under the laws of the Republic of the Marshall Islands to provide for claims of creditors and other requirements of applicable law. Only Public Stockholders holding shares of Common Stock included in the Public Securities shall be entitled to receive such amounts upon liquidation of the Company, and the Company shall pay no such amounts or any distributions upon liquidation of the Company with respect to any other shares of capital stock of the Company.

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(gg)         In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Acquisition Transaction Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Acquisition Transaction that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Acquisition Transaction Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(hh)         The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act and the Rules and Regulations prior to the consummation of an Acquisition Transaction, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ii)           The Company shall deposit into the Trust Account $[•] of net proceeds from the private placement (“Private Placement”) of [•] Units to the Founders, to be completed prior to the Closing Date.

(jj)           Upon consummation of an Acquisition Transaction, the Company shall pay the Deferred Discount to the Representative, on behalf of the Underwriters, as the deferred portion of the Underwriters’ compensation. The Underwriter will not receive the Deferred Discount with respect to those Units as to which the shares of Common Stock included in such Units have been redeemed for cash. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Acquisition Transaction within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidating distribution of the proceeds held in the Trust Account. In connection with any such liquidating distribution, the Underwriters shall forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

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(kk)         The Company agrees that the initial target business that it acquires must have a fair market value (exclusive of the escrowed fees) equal to at least 80% of the balance of the Trust Account (excluding the aggregate Deferred Discount and taxes payable) at the time of such acquisition. The fair market value of such business shall be determined by the board of directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. The Company shall not be required to obtain an opinion from an investment banking firm as to the fair market value of a target business unless the Company’s board of directors is unable to independently determine such fair market value. Notwithstanding the foregoing, if the initial target business is a portfolio company of, or has otherwise received a financial investment from, the Founders or their affiliates, or that is affiliated with the Founders or any of the Company’s officers or directors, then the Company shall obtain fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA.

(ll)           The Company shall comply in all material respects with all of its covenants and agreements contained in, and shall perform all of its obligations under, each of the Transaction Agreements.

(mm)       The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Public Securities within the meaning of the Act and (b) consummation of the Company’s initial Acquisition Transaction.

(nn)         If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

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5.            Costs and Expenses.

The Company shall pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (a) all filing fees and communication expenses relating to the registration of the Securities (including Securities subject to the Over-allotment option) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of the Securities on the NasdaqCM, the NASDAQ National Market or the NYSE Alternext US and on such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel (which the Company agrees that Reed Smith LLP, counsel to the Underwriters, shall act as the Company’s “blue sky” counsel with respect to the Offering), it being agreed that such fees and expenses will be limited to: (i) if the Offering is commenced on either the NASDAQ National Market or the NYSE Alternext, the Company shall make a payment of $5,000 to such counsel at Closing; or (ii) if the Offering is commenced on the NasdaqCM or on the Over-the-Counter Bulletin Board, the Company shall make a payment of $15,000 to such counsel upon the commencement of ‘‘blue sky” work by such counsel and an additional $5,000 on the Closing Date); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such jurisdictions in which the Public Securities are offered; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements and all amendments, supplements and exhibits thereto and as many Preliminary Prospectuses and Prospectuses as the Representative may reasonably request; (g) the costs of preparing, printing and delivering certificates representing the Securities; (h) fees and expenses of the transfer agent for the shares of Common Stock; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and Representative; (I) $16,000 for the Representative’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; and (m) up to $10,000 to cover the Underwriters’ actual “road show” expenses for the Offering.

6.            Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)          The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

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(b)          The Representative shall have received on and as of the Closing Date and each Option Closing Date, as the case may be, the opinion of Loeb & Loeb LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in substantially the form attached hereto as Exhibit C.

(c)          The Representative shall have received on and as of the Closing Date and each Option Closing Date, as the case may be, the opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in substantially the form attached hereto as Exhibit D.

(d)          The Representative shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Marcum LLP confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)          The Representative shall have received on the Closing Date and each Option Closing Date, if any, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date);

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(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act and the Rules and Regulations have been made as and when required by such rules;

(iv)  He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(f)          The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g)          The Company shall have delivered to the Representative executed copies of each of the Transaction Agreements and the Insider Letter.

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(h)          FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)          On the Closing Date and each Option Closing Date (if any), the Public Securities shall have been approved for listing on the NasdaqCM.

(j)          No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 4(hh) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Reed Smith LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.            Indemnification and Contribution.

(a)          The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, Representative and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Written Testing-the-Waters Communication, or in any “road show” (as defined in Rule 433 under the Securities Act) for the Offering (collectively, “Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Units or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by sub-clause (i), (ii) or (iii) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this sub clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

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(b)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

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(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by LCM if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus (but in the case of the Underwriters, including the Deferred Discount only to the extent actually received by the Underwriters). The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter in accordance with Section 2 less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

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8.            Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to (i) Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attn: Robert Lagay, General Counsel; and (ii) if to the Company, to Aquasition Corp., c/o Seacrest Shipping Co. Ltd., 8 – 10 Paul Street, London EC2A 4JH, England, Attn: Matthew C. Los, with a copy (which copy shall not be deemed to give notice) to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attn: Mitchell S. Nussbaum. .

9.            Termination.

This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect shall have occurred, (ii) trading in securities generally on the New York Stock Exchange, NasdaqCM, the NASDAQ Global Market or the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus; or (b) as provided in Sections 6 and 12 of this Agreement.

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10.          Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assignee merely because of such purchase.

11.          Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus consists of the information set forth in the third and sixth paragraphs under the caption “Underwriting” in the Prospectus (the “Underwriters’ Information”).

12.          Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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13.          Absence of Fiduciary Duty.

The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters, the Representative or Lazard Frères & Co. LLC have advised or are advising the Company on other matters;

(b) the price of the Units set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters, the Representative, Lazard Frères & Co. LLC and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.          Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

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This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party hereby (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this section shall affect or limit any right to serve process in any other manner permitted by law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

[Signature Page Follows]

34

Very truly yours,

AQUASITION CORP.

By:
Name:
Title:

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

LAZARD CAPITAL MARKETS LLC

By:
Authorized Officer

As Representative of the Underwriters listed on Schedule I hereto.

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Units to be Purchased
Lazard Capital Markets LLC	[•]

Total	5,000,000

Sch. I-1

SCHEDULE II

[NONE]

Sch. II-1

SCHEDULE III

[None.]

Sch. III-1

EXHIBIT A

FORM OF REPRESENTATIVE PURCHASE OPTION

Ex. A-1

EXHIBIT B

FORM OF INSIDER LETTER

Ex. B-1

EXHIBIT C

OPINION OF LOEB & LOEB LLP

Ex. C-1

EXHIBIT D

OPINION OF REEDER & SIMPSON

Ex. D-1